Exhibit (h)(21)

AMENDED AND RESTATED

APPENDIX A

TO THE SHAREHOLDER SERVICING AGREEMENT

This Amended and Restated Appendix A, as amended May 18, 2017 (“Appendix A”), to the Shareholder Servicing Agreement dated January 15, 2009 and as amended May 22, 2012 (the “Agreement”), is effective as of May 18, 2017, and supersedes any prior Appendix A to the Agreement.

Waddell & Reed Advisors Accumulative Fund

Waddell & Reed Advisors Bond Fund

Waddell & Reed Advisors Cash Management

Waddell & Reed Advisors Continental Income Fund

Waddell & Reed Advisors Core Investment Fund

Waddell & Reed Advisors Dividend Opportunities Fund

Waddell & Reed Advisors Energy Fund

Waddell & Reed Advisors Global Bond Fund

Waddell & Reed Advisors Global Growth Fund

Waddell & Reed Advisors Government Securities Fund

Waddell & Reed Advisors High Income Fund

Waddell & Reed Advisors Municipal Bond Fund

Waddell & Reed Advisors Municipal High Income Fund

Waddell & Reed Advisors New Concepts Fund

Waddell & Reed Advisors Science and Technology Fund

Waddell & Reed Advisors Small Cap Fund

Waddell & Reed Advisors Tax-Managed Equity Fund

Waddell & Reed Advisors Value Fund

Waddell & Reed Advisors Vanguard Fund

Waddell & Reed Advisors Wilshire Global Allocation Fund